Exhibit 10.3

AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO REAL ESTATES PURCHASE AND SALE AGREEMENT (the “Amendment”) is made as of April 7, 2017, by and between MONTGOMERY STERLING, L.L.C., an Illinois limited liability company, as Seller, and S.R. JACOBSON DEVELOPMENT CORP., a Michigan corporation, as Purchaser.

WHEREAS, Seller and Purchaser entered into a certain Real Estates Purchase And Sale Agreement, dated as of January 10, 2017 (the “Agreement”), pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, that certain real property located in the Village of Montgomery (“Village”), County of Kendal and State of Illinois with Parcel Identification Numbers 03-02-203-002, 03-02-202-001, 03-02-204-001 and 03-02-100-028 (the “Property”).

WHEREAS, the Inspection Period will expire on April 10, 2017, and the parties wish to extend the Inspection Period pursuant to the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree the Agreement is hereby amended as follows:

1.	Paragraph 3.D. of the Agreement is hereby amended to increase the Inspection Period from ninety (90) days to one hundred and ten (110) days and therefore it will expire on April 30, 2017. This extension is made to allow time for the Village to hold a Board meeting to make a formal decision regarding the Village’s Ordinance that governs elevator requirements. If the Village amends its Ordinance such that elevators are not required for buildings with three (3) stories, then the parties agree to negotiate a further amendment to the Agreement to adjust the critical dates; however, the Closing Date shall not be later than December 31, 2017.

2.	Balance of Terms. Except as set forth herein, the Agreement remains unmodified and in full force and effect.

3.	Miscellaneous. This Amendment may be executed in any number of counterparts, and by separate parties hereon on separate counterparts, and all of such counterparts taken together shall constitute one and the same Amendment. This Amendment may be executed and delivered by facsimile or electronic mail in PDF format. The section headings set forth in this Amendment are for convenience of reference only, and do not define, limit or construe the contents of such sections.

The parties have executed this Amendment as of the date first written above.

SELLER:		PURCHASER:

MONTGOMERY STERLING, L.L.C.		S.R. JACOBSON DEVELOPMENT CORP.

/s/	GUADALUPE GRIFFIN	/s/	S.R. JACOBSON DEVELOPMENT CORP.
By:	Guadalupe Griffin	By:	Emmanuel Kniahynycky
Its:	Senior Vice President	Its:	Vice President